April 15, 2005



Mr. Michael P. Hydanus
9625 Spring Hollow Cove
Germantown, TN 38139

Dear Mr. Hydanus:

     It gives me great pleasure to invite you to join our team at Financial Industries Corporation (the "Company") as the Senior Vice President - Operations ("SVP - Operations") of the Company, effective no later than May 2, 2005. As the SVP - Operations of the Company, your responsibilities will include all of the Company's operations in the areas of underwriting, policy administration and policy holder services, claims, and agency. Your responsibilities will also include the Company's information technology and services, comprising generally its programming/systems development, network services, and data center/information services functions. In addition, you will take responsibility for leading the Company's Sarbanes-Oxley Section 404 documentation and testing. These described responsibilities are consistent with the organization chart that I have sent to you previously, another copy of which is enclosed with this letter; they (and the organization chart and the assignments it reflects) may be changed from time to time at the Company's discretion.

     Your salary will be $8,076.92 on a biweekly basis (representing an annualized amount of $210,000.00). In addition, you will be eligible for an annual bonus of $35,000 in 2005, based on attainment of certain Company-wide and individual goals. Your salary and bonus may be changed each year, depending on your performance and the fortunes of the Company.

     The Board of Directors will recommend to the Company's shareholders an equity ownership plan for approval at the Company's annual meeting to be held in 2005. Assuming that the plan is approved, and that you continue to be employed by the Company at that time, you will receive a grant of options to acquire 15,000 shares of the common stock of the Company. The exercise price of the options will be equal to the price of the Company's stock (as determined under the new plan) at the date that the options are granted; you will be vested in 5,000 of the options on the first anniversary of your acceptance of this offer, and an additional 5,000 of the option on each the following two such anniversaries. The options will vest immediately, however, in the event of (i) acquisition of more than 50% of the Company's stock by a single shareholder (or affiliated shareholders) or (ii) a change in the majority of the members of the Company's Board of Directors within a six-month period (either one of these two events constituting and referred to in this letter as a "Change of Control"). You will also be eligible for additional option grants in the future.



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     As an employee of the Company,  you will be eligible to  participate in the full range of the Company's benefit programs. Beginning the first of the month following 30 days of employment, the Company makes available medical insurance coverage, supplemented by a Section 125 plan. The Company will provide you with Company-paid life insurance of $50,000 annually, business travel insurance and long-term disability insurance, and the option to purchase additional accidental death, optional and dependent life insurance. In addition, we provide a 401(k) plan with unilateral employer cash contributions as well as employer matching contributions, and also sick leave and vacation plans. Although some of these plans may change from time to time, and you will be subject to such changes, you can see that the Company is committed to maintaining ample benefit plans for its employees. You will be eligible for three weeks of vacation in your first year of employment. The Company will also encourage and support your reasonable involvement in industry associations.

     In accepting this position, you agree that you will relocate your residence to Austin within a reasonable period after taking up the position. The Company will pay the costs of relocation, defined as the cost of two house-hunting trips for you and your wife, moving costs, and one-half of your reasonable brokerage expenses associated with the sale of your house. In addition, in consideration of your willingness to take up your new duties immediately, the Company will reimburse you for the reasonable cost of temporary accommodations for you and your family here in Austin for a reasonable period of time while you market and sell your house in Memphis. (The reimbursement for your relocation expenses will be "grossed up" to account for the tax effects to you of such reimbursement.)

     You will report to the CEO & President of the Company and will discharge such duties as he may assign to you from time to time. You will be required to devote your full-time business attention and activities exclusively to the Company's business (other than the management of your own investments and your service on boards of directors approved by the CEO & President).

     Either you or the Company may terminate your employment at any time. If the Company terminates your employment for Cause or you terminate your employment without Good Reason (both as defined below) (or if you die while an employee of the Company), you (or your estate) will be entitled to receive only your accrued but unpaid salary and vacation pay. If the Company terminates your employment without Cause, or you terminate your employment for Good Reason, you will be entitled to a continuation of your salary payments for twelve months after the date of termination. If, however, the Company terminates your employment without Cause, or you terminate your employment with Good Reason, at any time within twelve months of a Change in Control, you will instead be entitled to a continuation of your salary payments for twenty-four months after the date of termination.



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     For  purposes  of the  preceding  paragraph,  "Cause"  shall  mean (i) your conviction of a crime involving dishonesty, fraud, breach of trust, or violation of the rights of employees; (ii) your willful engagement in any misconduct in the performance or your duties that, in the opinion of the Company, could materially injure the Company; (iii) your performance of any act that, if known to customers, agents, employees, or stockholders of the Company, could, in the opinion of the Company, materially injure the Company; or (iv) your continued willful and substantial nonperformance of assigned duties for at least ten days after you receive notice from the Company of such nonperformance and of the Company's intention to terminate your employment because of such nonperformance. For purposes of the preceding paragraph, "Good Reason" shall exist if the Company takes any of the following actions with regard to your employment:

     a)   makes  a  significant   reduction  in  your  duties,   authority,   or
          responsibilities;

     b) materially reduces your salary, target bonus, or fringe benefits relative to those of its other senior executives;

     c)   requires you to relocate from the Austin, Texas, metropolitan area; or

     d) fails to obtain the assumption of this letter agreement by any of its successors, including any purchaser of all or substantially all of the Company's assets.

     If you become disabled by injury, disease or mental condition (as reasonably determined by the Company) from performing the principal duties of your employment, the Company may terminate your employment. Upon such a termination, you will be entitled to continue to receive your salary for the lesser of (i) any waiting period set forth in any disability policy maintained by the Company that covers you or (ii) six months after termination of your employment.

     As the SVP - Operations of the Company, you will be required to sign both the Company's Business Ethics Policy and its Code of Ethics for Senior Executives and Financial Officers. I have enclosed copies of both for your review and signature. In addition, as a member of the senior management team of the Company, you will be expected to exemplify in all your actions and communications, inside and outside the Company, the high standards of professionalism, honesty, candor, and competence that we intend to make the hallmark of the Company going forward. For its part, the Company will indemnify and hold you harmless against any and all claims, suits, costs, losses, and expenses of any nature (including reasonable attorneys' fees and litigation costs) which arise from your performance of your duties as contemplated in this letter, as and to the extent provided in the Company's charter and bylaws.



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     Once  accepted by you,  the terms set forth in this letter shall be binding upon any successor entity to the Company, whether direct or indirect and whether by purchase, merger, consolidation, liquidation, or otherwise. Any successor to all or substantially all of the Company's business and/or assets shall assume all of the obligations under this Agreement.

     This offer will remain open until the close of business on April 20, 2005, unless earlier accepted by you or revoked by me, in either case, in writing. If you have questions or would like to discuss the terms of the offer, please call me. To signify your acceptance of the offer, please countersign a copy of the letter and return it to me by fax at (512) 404-5129.

                                                     Sincerely yours,

                                                     /s/ J. Bruce Boisture

                                                     J. Bruce Boisture
                                                     CEO & President


Accepted and agreed:


/s/ Michael P. Hydanus
Michael P. Hydanus

Date:  April 19, 2005



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